Exhibit 10.48
CIPHERGEN BIOSYSTEMS, INC.
STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of November 13, 2006, by and among CIPHERGEN BIOSYSTEMS, INC., a Delaware corporation (the “Company”), and BIO-RAD LABORATORIES, INC., a Delaware corporation (the “Purchaser”) (each a “Party” and together the “Parties”).
     1. Authorization of Sale of the Shares.
          1.1 Shares of Common Stock. Subject to the terms and conditions of this Agreement, the Company has authorized the sale to the Purchaser of that number of shares of Company’s common stock based on the price calculated in accordance with Section 2.2 below of common stock (the “Common Stock”) of the Company for an aggregate purchase price of $3,000,000.00 (the “Shares”).
     2. Agreement to Sell and Purchase the Shares.
          2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, at the Closing, the Shares.
          2.2 Purchase Price. The per share purchase price of the Shares to be sold hereunder shall be equal to the average closing price of the Company’s Common Stock on the five (5) trading days immediately preceding August 14, 2006.
     3. Delivery of the Shares at Closing.
          3.1 Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Wilson Sonsini Goodrich & Rosati, PC, counsel to the Company, at 650 Page Mill Road, Palo Alto, California 94304 at 9:00 a.m. local time on the “Closing Date” as such date is defined in the Asset Purchase Agreement by and between Purchaser and Company dated as of August 14, 2006, or such other time and date as may be agreed by the parties (the “Closing Date”).
          3.2 Issuance and Delivery. At the Closing, the Company shall authorize its transfer agent to issue to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 1.1 above. The stock certificate representing the Shares, (the “Certificate”), shall each bear the following legend referring to the fact that the Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Shares Act of 1933, as amended (the “Shares Act”), and Rule 506 under the Shares Act:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 4(2) OF THE ACT AND RULE 506 PROMULGATED UNDER THE ACT. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACE OF 1933, AS AMENDED, OR PURSUANT TO RULE 144 UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.
The Company will deliver the Certificate in such denomination as requested by the Purchaser against delivery of payment for the Shares by the Purchaser.
          3.3 Company’s Obligation to Close. The Company’s obligation to complete the purchase and sale of the Shares shall be subject to the following conditions, any one or more of which may be waived in writing by the Company:
               (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased under this Agreement; and
               (b) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment in all material respects of those undertakings of the Purchaser to be fulfilled before the Closing.
          3.4 Purchaser’s Obligation to Close. The Purchaser’s obligations to accept delivery of such stock certificates and to pay for the Shares shall be subject to the following conditions, any one or more of which may be waived in writing by the Purchaser:
               (a) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing;
               (b) there shall have been no suspension of trading or listing of the Company’s shares of Common Stock on the NASDAQ National Market or NASDAQ Capital Market, as applicable;
               (c) the Company shall have delivered to the Purchaser a certificate executed by its Chief Executive Officer and Chief Financial Officer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit A, to the effect that the representations and warranties of the Company set forth in Section 6 hereof are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and that the Company has complied in all material respects with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before the Closing Date; and
               (d) Wilson Sonsini Goodrich & Rosati, PC, counsel to the Company, shall have delivered a legal opinion to the Purchaser in substantially the form attached as Exhibit C hereto.
     4. Registration Rights.
          4.1 Piggy-Back Registration.
               (a) If, at any time prior to the date which is two (2) years from the date hereof, the Company proposes to file with the SEC a registration statement relating to an offering of any of its securities for its own account or the account of security holders exercising their demand registration rights (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) (a “Registration Statement”), the Company shall promptly send to the Purchaser written notice of the Company’s intention to file such a registration statement and of such Purchaser’s rights under this Section 4.2 and, if within fifteen (15) days after receipt of such notice, such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of the Shares (such outstanding Shares referred to as the “Registrable Securities” for purposes of this Section 4) such Purchaser requests to be registered.
               (b) The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 4.1, including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the reasonable fees and expenses of counsel for Purchaser.
               (c) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so indicate in the notice given pursuant to this Section 4.1. In such event the right of any Purchaser to registration pursuant to this Section 4.1 shall be conditioned upon Purchaser’s agreeing to participate in such underwriting and in the inclusion of such Purchaser’s Registrable Securities in the underwriting to the extent provided herein. The Purchaser shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or by other holders exercising any demand registration rights. Notwithstanding any other provision of this Section 4.1, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities or other securities from such registration and underwriting (hereinafter an “Underwriter Cutback”). In the event of an Underwriter Cutback, the Company shall so advise the Purchaser and the other holders distributing their securities through such underwriting, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Purchaser at the time of filing the registration statement. If the Purchaser disapproves of the terms of any such underwriting, the Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
          4.2 Indemnification. In the event any Registrable Securities are included in Registration Statement under this Section 4:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, each of the Purchaser’s officers, directors and agents, each person who participates in the offering of the Registrable Securities, including underwriters (as defined in the Securities Act) and each person, if any, who controls the Purchaser (or other participating person) within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the Exchange Act, or any state securities law; and the Company will pay to the Purchaser or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.2(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon the Company’s reliance upon written information furnished expressly for use in connection with such registration by the Purchaser or an officer, director or agent thereof,
               (b) To the extent permitted by law, the Purchaser will, if Registrable Securities held by such Purchaser are included in the registration, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act, or other federal, state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon the Company’s reliance upon written information furnished by the Purchaser expressly for use in connection with such registration; and the Purchaser will pay, as incurred, any legal or other expenses reasonably incurred by the Company, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided however, that the indemnity agreement contained in this subsection 4.2(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; provided, further, that the amount of the indemnity shall be limited to the proceeds of sale received by such Purchaser unless such indemnity obligation arises from a Purchaser’s commission of fraud or intentional misrepresentation.
               (c) Promptly after receipt by an indemnified party under this Section 4.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.2, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.2.
               (d) If the indemnification provided for in this Section 4.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
               (e) The obligations of the Company and Purchaser under this Section 4.2 shall survive the completion of any offering of Registrable Securities in a registration statement, as applicable, under this Section 4, and otherwise.

          4.3 Further Obligations of the Company. Without limiting the generality of the foregoing or of Section 7.10 hereof, whenever required under this Section 4 to effect the registration of the Shares, the Company shall, as expeditiously and as reasonably possible:
               (a) Keep the Purchaser advised as to the initiation of each registration, qualification and compliance and as to the completion thereof and furnish the Purchaser with a copy of each Registration Statement, or supplement or amendment thereto, filed with the SEC.
               (b) Promptly furnish to the Purchaser a draft Registration Statement, as applicable, and copies of all such documents proposed to be filed therewith.
               (c) As promptly as practicable after becoming aware of such event, notify the Purchaser in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Purchaser (or such other number of copies as the Purchaser may reasonably request). The Company shall also promptly notify the Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchaser by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.
               (d) Notify the Purchaser within a reasonable time upon (i) the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose or (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities covered by such registration statement, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.
               (e) Use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.
               (f) If requested by the Purchaser, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser agrees should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the offering of the Registrable

Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or the related prospectus if requested by the Purchaser. In the event of: (1) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information, (2) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (3) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (4) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Purchaser (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Purchasers will discontinue disposition of Registrable Securities covered by to the Registration Statement or Prospectus (a “Suspension”) until the Purchasers’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Purchasers are advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Purchasers. The Suspension and Suspension Notice described in this Section 4.3(f) shall be held in strictest confidence and shall not be disclosed by the Purchasers.
               (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering including, without limitation causing to be furnished to the Purchaser (i) a “cold comfort” letter of the Company’s independent accountants as of the effective date of the registration statement as to such matters as customarily are covered in accountant’s letters delivered to underwriters in underwritten public offerings and (ii) an opinion of counsel to the Company, as of the date of the closing of such underwritten public offering, in the form customarily provided by issuer’s counsel in underwritten public offerings of securities. The Purchaser shall also enter into and perform its obligations under such an agreement.

               (h) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.
     5. Representations, Warranties and Covenants of the Company. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants to the Purchaser as follows (which representations and warranties shall be deemed to apply, where appropriate, to each subsidiary of the Company):
          5.1 Organization and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have an adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company.
          5.2 Capitalization.
               (a) The authorized capital stock of the Company consists of 80,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.
               (b) As of June 30, 2006, the issued and outstanding capital stock of the Company consists of 36,075,017 shares of Common Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any state or federal laws, rules or regulations, or in violation of (and are not otherwise subject to) any preemptive or other similar rights.
               (c) As of June 30, 2006, the Company has reserved 911,519 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under the Company’s stock option plan.
               (d) As of June 30, 2006, the Company has reserved 2,200,000 shares of Common Stock for issuance upon the exercise of warrants held by Quest Diagnostics Incorporated.
               (e) As of June 30, 2006, the Company has reserved 260,612 shares of Common Stock for purchase under the Company’s Employee Stock Purchase Plan.
               (f) As of June 30, 2006, the Company has reserved 25,000 shares of Common Stock for potential issuance to Gail Page, President and Chief Executive Officer of the Company, contingent upon the achievement of a specific diagnostic milestone.
               (g) As of June 30, 2006 there are 3,264,987 shares of Common Stock reserved for potential issuance upon conversion of certain outstanding 4.5% Convertible Senior Notes due September 1, 2008.

With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or notes, or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, or agreements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.
          5.3 Issuance, Sale and Delivery of the Shares.
               (a) The Shares have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all pledges, liens and encumbrances. The Certificates evidencing the Shares are in due and proper form under Delaware law.
               (b) The issuance of the Shares is not subject to preemptive or other similar rights. No further approval or authority of the stockholders or the board of directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated in this Agreement.
               (c) Subject to the accuracy of the Purchaser’s representations and warranties in Section 7 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Shares Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction (including under NASD rules and regulations).
          5.4 No Defaults. The Company is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract filed as an exhibit to the Company Documents (as defined below) pursuant to Item 601 of Regulation S-K under the Shares and Exchange Acts, or any other material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or material agreement to which the Company is a party or by which it may be bound.
          5.5 Due Execution, Delivery and Performance. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, and will not trigger anti-dilution rights or other rights to acquire additional equity securities of the Company, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or of any applicable statute, law, rule, regulation, ordinance, decision, directive or order.
          5.6 Governmental Consents. No registration, authorization, approval, qualification or consent of any court or governmental authority or agency or self-regulatory organization, including the National Association of Shares Dealers (the “NASD”), is necessary in connection with the execution and delivery of this Agreement or the offering, issuance or sale of the Shares under this Agreement, except exemptive filings under applicable federal and state securities laws.
          5.7 Additional Information. The Company represents and warrants that the information contained in the following documents (the “Company Documents”) is or will be true and correct in all material respects as of their respective final dates:
               (a) the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005;
               (b) the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2006; and
               (c) all other documents, if any, filed by the Company with the SEC since March 31, 2006 pursuant to the reporting requirements of the Exchange Act.
          5.8 No Change. Since the filing with the SEC of the Company Documents (i) the Company has not incurred any material liabilities or material obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction which is not in the ordinary course of business and which could reasonably be expected to cause a material adverse change in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; and (iv) there has not been any change in the capital stock of the Company other than the sale of the Shares hereunder and shares or options issued pursuant to the Company’s stock option plan or employee stock purchase plan and any options outstanding as of the date hereof, or indebtedness, liens or claims (other than in the ordinary course of business).
          5.9 No Actions. Except as disclosed in the Company Documents, there are no legal or governmental actions, suits or proceedings pending or threatened to which the Company is or may be a part or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement; and no labor disturbance by the employees of the Company exists, or is threatened which might reasonably be expected to have a material adverse effect. Except as disclosed in the Company Documents, the Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body which could reasonably be expected to cause a material adverse change in the future earnings of the Company.
          5.10 Compliance. To the Company’s knowledge, it is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, the violation of which could reasonably be expected to cause a material adverse change in the future earnings of the Company.
          5.11 Intellectual Property. Except as disclosed in the Company Documents (i) the Company believes it has the necessary trademark, trade name rights, patent rights, copyrights, licenses, trade secret and other intellectual property rights to conduct its business as it is being conducted as of the date hereof and as specifically described in the Company Documents; and, (ii) the Company has no knowledge of any infringement by it of trademark, trade name rights, patent rights, copyrights, trade secret or any other intellectual property rights of third parties, or of any claim made against the Company regarding such an infringement, that in each case would be expected to have a material adverse effect on the Company.
          5.12 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.
          5.13 Reporting Company; Listed Shares. The Company is a reporting company and has filed all reports required to be filed by Sections 13(a), 14(a) or 15(d) of the Exchange Act, as amended, in a timely manner during the preceding twelve (12) months and has been subject to such filing requirements for the past twelve (12) months. The Common Stock is quoted on the Nasdaq National Market System (“NASDAQ”).
     6. Representations, Warranties and Covenants of the Purchaser.
          6.1 Shares Law Representations and Warranties. The Purchaser represents, warrants and covenants to the Company as follows:
               (a) The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.
               (b) The Purchaser is acquiring the number of Shares set forth in Section 1 above in the ordinary course of its business and for its own account for investment only and has no present intention of distributing any of the Shares nor any arrangement or understanding with any third parties regarding the distribution of such Shares within the meaning of Section 2(11) of the Shares Act; provided, however, that in making such representation, such Purchaser does not agree to hold the Shares for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Shares at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.
               (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Shares Act and the rules and regulations promulgated thereunder.
               (d) The Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Company Documents, the representations and warranties of the Company contained in this Agreement, and the legal opinion rendered by the Company’s counsel.
               (e) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Shares Act.
          6.2 Due Execution, Delivery and Performance.
               (a) This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.
               (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate action.
     7. Miscellaneous.
          7.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchaser in this Agreement, in the certificates for the Shares shall survive for one (1) year from the execution of this Agreement.
          7.2 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

(a)     If to the Company, to:
Ciphergen Biosystems, Inc.
6611 Dumbarton Circle
Fremont, California 94555
Attn: President and Chief Executive Officer
Telephone: (510) 505-2100
Facsimile: (510) 505-2101
With a copy to:
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, California 94304
Attn: Michael O’Donnell, Esq.
Telephone: (650) 493-9300
Facsimile: (650) 493-6811
     or to such other person at such other place as the Company shall designate to the Purchaser in writing; and
If to the Purchaser, to:
Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, California 94547
Attn: General Counsel
Telephone: (510) 741-6005
Facsimile: (510) 741-5815
Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, two business days after deposit with such overnight courier.
          7.3 Modification; Amendment. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchaser.
          7.4 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
          7.5 Severability. If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

          7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to its rules regarding conflicts of law, and the federal law of the United States of America.
          7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other party.
          7.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.
          7.9 Waiver. Failure of either party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
          7.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          7.11 No Broker’s Fee. The Company shall not pay any broker’s or finder’s fee or commission, and there are no brokers or finders entitled to receive compensation in connection with the transaction contemplated herein.
     In Witness Whereof, the parties have caused this Agreement to be executed by their authorized representatives.

BIO-RAD LABORATORIES, INC.		CIPHERGEN BIOSYSTEMS, INC.

By: Name:	/s/ Norman Schwartz Norman Schwartz	By: Name:	/s/ Debra Young Debra Young
Its:	President	Its:	Chief Financial Officer and Vice President of Finance